UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8 K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): June 1, 2007

                           CVD EQUIPMENT CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                                   New York
        (State or Other Jurisdiction of Incorporation or Organization)

              1-16525                             11-2621692
          (Commission File Number)        (IRS Employer Identification No.)

                1860 Smithtown Ave., Ronkonkoma, New York 11779
         (Address of Principal Executive Offices, Including Zip Code)


                                (631) 981-7081
             (Registrant's Telephone Number, Including Area Code)

         (Former Name or Former Address, if Changed Since Last Report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
                 Act (17 CFR 240.14a-12)

          [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.01       Entry into a Material Definitive Agreement.

  On June 1, 2007, CVD Equipment Corporation (the "Registrant") entered into a three year Revolving Credit Agreement (the "Loan Agreement") with North Fork Bank (the "Bank") pursuant to which the Bank has agreed to make revolving loans (the "Loan") to the Registrant of up to $2,000,000. The Loan is evidenced by a promissory note issued by the Registrant (the "Revolving Credit Note"), the obligations of which are secured by a first priority lien and security interest in all personal property owned by the Registrant and $500,000 of the proceeds of a life insurance policy which is owned by the Registrant and issued on the life of the Registrants Chief Executive Officer, Leonard A. Rosenbaum.

  The Loan will bear interest on the unpaid principal balance thereof from time to time outstanding at a rate per annum to be elected by the Registrant, which shall be equal to either (1) the LIBOR Rate plus 2.50% or
  (2) the Banks Prime Rate plus .25%.

  The obligation of the Registrant to pay the amounts outstanding under the Loan Agreement may be accelerated upon the occurrence of an "Event of Default" as defined in the Loan Agreement. Such Events of Default include among others:

          (a) Registrant fails to pay the principal of, or interest on, the Revolving Credit Loan or the Revolving Credit Note or any advance thereunder when due, or if the Registrant fails to pay any amount of any fee, or any other amount due and payable hereunder the Loan Documents or otherwise due to the Bank, as and when due and payable;

          (b) any representation or warranty made or deemed made by or on behalf of the Registrant in the Agreement or which is contained in any written instrument, including any certificate, documents, or financial or other statement furnished by or on behalf of Registrant at any time under or in connection with any Loan Documents shall prove to have been false or misleading in any material respect on or as of the date made or deemed made;

          (c)  Default by the Registrant in its obligations under Section
            5.01 (maintenance of corporate existence), Section 5.04 (duly pay and discharge all taxes or other claims which might result in a Lien upon any of tits properties), Section 5.09 (reporting requirements), Section 5.13 (financial covenants) or Section 6 (negative covenants, including: dissolution, incurrence of additional debt, liens or other encumbrances; capital expenditures in excess of $500,000 per each fiscal year; payment of dividends; merger; change in the nature of the business) of the Loan Agreement;

          (d) The Registrant commences a bankruptcy or similar proceeding or such a proceeding is commenced against them and remains undismissed for a period of sixty (60) days or more;

          (e) Any judgment, Federal, state or municipal tax lien entered exceeding $10,000.00 against Registrant, or any attachment, levy or execution exceeding $10,000.00 against any of their respective properties for any amount shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty (60) days or more; or

          (f) There is a material adverse change in the business, properties or financial condition of the Registrant.

          Certain capitalized terms used herein but not defined shall have the meaning ascribed to them in the Loan Agreement.

  Item 9.01       Financial Statements and Exhibits.

       (c) Exhibits.

  10.1 Revolving Credit Agreement dated as of June 1, 2007 between the Registrant and North Fork Bank.


  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  CVD EQUIPMENT CORPORATION



  Date: June 6, 2007                       /s/ Leonard A. Rosenbaum
                                           ________________________________
                                           Name: Leonard A. Rosenbaum
                                           Title: Chairman, President,
                                           Chief Executive Officer and
                                           Director (Principal Executive
                                           Officer)


          1                                                    Exhibit 10.1

                          REVOLVING CREDIT AGREEMENT
                        ______________________________


                          REVOLVING CREDIT AGREEMENT
               (the "Agreement" or "Revolving Credit Agreement")
                              dated June 1, 2007


                                by and between


                          CVD EQUIPMENT CORPORATION,
                            a New York corporation
                              with an address at:
                            1860 Smithtown Avenue,
                          Ronkonkoma, New York 11779
                               (the "Borrower")


                                      and


                               NORTH FORK BANK,
                               having offices at
                             275 Broadhollow Road
                           Melville, New York 11747
                                 (the "Bank").


                                   RECITALS

          WHEREAS, Borrower has requested a revolving line of credit facility from the Bank in the principal amount of Two Million and 00/100 ($2,000,000.00) Dollars (at times, the "Loan") to be secured by, among other things, (i) a first position security interest in all assets of the Borrower evidenced by a Revolving Credit Security Agreement made by the Borrower in favor of the Bank of even date herewith; and (ii) a security interest in and assignment and pledge of all monies, deposits, or other sums now or hereafter held by the Bank on deposit, in safekeeping, transit or otherwise, at any time credited by or due from Bank to the Borrower, or in which the Borrower shall have an interest evidenced by a Pledge Agreement made by the Borrower in favor of the Bank of even date herewith; and (iii) a collateral Assignment to the Bank of a portion of the proceeds of a life insurance policy issued on the life of Leonard A. Rosenbaum, President and CEO of the Borrower, in the amount of Five Hundred Thousand and 00/100 ($500,000.00) Dollars which such policy was issued by Pruco Life Insurance Company of New Jersey (a Stock Company of the Prudential Insurance Company of America), under policy no. ___________ (contract date October 14, 2006) and has a face value of Two Million and 00/100 ($2,000,000.00) Dollars; and

          2                                                    Exhibit 10.1
          WHEREAS, the Bank is willing to make the Loan on the terms and conditions set forth herein.

          NOW, THEREFORE, IT IS HEREBY AGREED by the parties hereto in consideration of the terms, covenants and conditions hereinafter set forth as follows:

                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

        Section 1.01. Defined Terms. As used in this Agreement, all capitalized terms shall have the meanings set forth herein (except where the context otherwise requires, terms defined in the singular to have the same meaning when used in the plural and vice versa).

          "Note" or "Revolving Credit Note" shall mean the Revolving
  Line of Credit Note of even date herewith in the principal amount of Two Million and 00/100 ($2,000,000.00) Dollars, made by Borrower in favor of the Bank.

          "Indebtedness" shall mean collectively all of Borrower's obligation(s) to pay any amount(s) due, and to perform and observe every provision of and under this Agreement, the Note or any other Loan Documents of even date herewith executed by Borrower in favor of the Bank.

          The terms "Borrower's Liabilities" as used herein and in the Revolving Line of Credit Note and Loan Documents shall mean duties, debts, liabilities and obligations of the Borrower (or its successors, assigns or legal representatives) to the Bank, present or future, whether now or hereafter existing, contingent or absolute, which are arising or incurred or evidenced under this Agreement, the Revolving Line of Credit Note, the Revolving Credit Security Agreement, and/or any and all other documents executed and delivered to the Bank in furtherance of this Revolving Credit Loan.

          "Collateral" shall mean the assets of the Borrower pledged in favor of the Bank as described with more particularity herein and in the Revolving Credit Security Agreement of even date herewith.

          "Loan Documents" as used herein shall mean this Revolving
  Credit Agreement, the [Revolving Line of Credit] Note, the Revolving Credit Security Agreement (defined herein), the Pledge Agreement(s) and any and all other documents executed and delivered in connection herewith.

        Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in the preparation of the financial statements referred to herein, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.




          3                                                    Exhibit 10.1

                                  ARTICLE II
                 AMOUNT AND TERMS OF THE REVOLVING CREDIT LOAN

          Section 2.01. Revolving Loan. The Bank agrees, on the terms and conditions hereinafter set forth and those set forth in the Note, to make certain revolving loans to Borrower (each an "Advance" or, collectively, the "Advances") up to the aggregate total principal amount of Two Million and 00/100 ($2,000,000.00) Dollars (at times, the "Commitment Amount") (the "Loan").

          Subject to the terms and conditions hereof, the Bank will make Advances to the Borrower from time to time until the close of business on May 31, 2010, the "Revolving Credit Termination Date", in such sums as the Borrower may request, provided that the aggregate principal amount of all Advances at any one time outstanding hereunder shall not exceed the Commitment Amount. The Borrower may borrow, repay pursuant to Article II and reborrow, from the date of this Agreement until the Revolving Credit Termination Date, the full amount of the Commitment Amount or any lesser sum that is at least $20,000.00 and in integral multiples of $10,000.00. All Advances must be repaid with interest as set forth herein by the Maturity Date.

          Section 2.02. Notice and Manner of Borrowing. (1) The sums to be advanced under the Note shall be advanced from time to time by the Bank upon its receipt of a requisition from Borrower, in such form and with such supporting documentation as may be required by the Bank. Whenever the Borrower desires to obtain an Advance hereunder, it shall notify the Bank (which notice shall be irrevocable) in writing in substantially the form of Exhibit B hereto by facsimile or other writing received no later than 12:00 p.m.(eastern standard time) on the business day prior to the day on which the requested Advance is to be made. Such notice shall specify the effective date (which must be a business day in the State of New York) and amount of each requested Advance subject to the limitations set forth herein and the interest rate choice applicable thereto. In addition, and pursuant to this Section 2.02, any such request for an Advance shall be accompanied by the notices and documents specified herein. Each such notification (a "Notice of Advance") shall be evidenced by a written confirmation thereof by the Borrower in substantially the form of Exhibit B hereto, provided, that if such written confirmation differs in any material respect from the action taken by the Bank, the records of the Bank shall control absent manifest error.

          (2) Additional Conditions. In addition to the conditions herein specified with respect to Advances, the Bank's obligations to make Advances shall be subject to the fulfillment of the following conditions:

            (a)  No Defaults.   No event shall have occurred which
  constitutes or, which with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder. The Bank shall not be obligated to make any advance hereunder if a default shall have occurred hereunder, under the Revolving Credit Note or Revolving Credit Security Agreement or under any other monetary obligation of the Borrower to the Bank.

            (b) No Adverse Conditions. Neither the condition, business or prospects of the Borrower shall have been materially and/or adversely affected in any way as the result of force majeure, any legislative or regulatory change, revocation of license or right to do business or otherwise.

          4                                                    Exhibit 10.1
    Section 2.03  The Note.

          (a) The Loan shall be evidenced by a Revolving Line of Credit [Promissory] Note dated the date hereof in the amount of Two Million and 00/100 ($2,000,000.00) Dollars, made by the Borrower and payable to the order of the Bank and having a final maturity of June 1, 2010.

          (b) The Bank shall, and is hereby irrevocably authorized by the Borrower to, enter on the schedule forming a part of the Note or otherwise in its records appropriate notations evidencing the date and the amount of each Advance and the date and amount of each payment of principal made by the Borrower with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. The Bank is hereby irrevocably authorized by the Borrower to attach to and make a part of the Note a continuation of any such schedule as and when required. No failure on the part of the Bank to make any notation as provided in this subsection (b) shall in any way affect any advance or the rights or obligations of the Bank or the Borrower with respect thereto.

    THE NOTE SHALL MATURE ON JUNE 1, 2010 WITH ALL SUMS OF OUTSTANDING PRINCIPAL, ACCRUED INTEREST AND RELATED CHARGES DUE AND OWING ON SUCH DATE.

          Section 2.04. Interest Rates. Changes in Interest Rate and Payments of Interest.

          (a) Each Advance, whether a Libor Advance or Prime Advance as each term is defined in the Note, shall bear interest on the outstanding principal amount thereof pursuant to the terms and conditions set forth in the Note.

          (b) Such interest shall be payable by Borrower to the Bank in accordance with the terms and conditions set forth in the Note.

          (c) Interest shall be calculated on the basis of a year of three hundred sixty (360) days and actual number of days elapsed, and shall be paid in immediately available funds monthly in arrears on the first (1st) day of each month at the offices of the Bank shown above. Any principal or interest amount not paid within ten (10) days of when due (at maturity, by acceleration, or otherwise) shall bear interest at a rate which shall be five percent (5%) above the Rate which would otherwise be applicable whether or not the Bank has declared a default (but in no event higher than the maximum legal interest rate) and shall be payable on demand. Such interest rate shall be in effect until paid.

            Increases in the interest rate will result in higher payments; decreases in the interest rate will result in lower payments.

          (d) The Loan and the Note shall mature on June 1, 2010 with all sums due hereunder and under the Note due and owing on that said date.

          (e) The monthly payment shall be applied first to the payment of interest on the unpaid balance from the last date to which interest has been paid, to the date of payment, with the remainder, if any, being applied against principal.

          5                                                    Exhibit 10.1
          Section 2.05.  Prepayments.   The Note may be prepaid in whole
  or in part pursuant to the terms specified therein.

          Section 2.06. Method of Payment. All payments due hereunder shall be made by automatic debit from a non-interest bearing account maintained by the Borrower for such purpose at the Bank in which the Borrower shall maintain balances sufficient to pay each monthly payment due to the Bank. Each monthly payment of interest shall be automatically deducted from North Fork Bank account No.________________ in connection with this Agreement and the Note on the due date thereof (at times, the "due date"), and the undersigned agrees to maintain sufficient funds in said account to cover these payments. The Borrower further agrees that should there be insufficient funds in said account on the monthly payment due date, and within three (3) business days thereafter, an overdraft charge will be incurred and the account will not be charged for the monthly payment. However, if this occurs, the Borrower will remain responsible for the interest payment, plus any late charges, and the Borrower will be in default under this Note. In the event that the money maintained in such account is insufficient for any payment due under this Agreement and the Note, the Bank may charge any account of the Borrower for any payment due to the Bank under this Agreement and the Note.

          Section 2.07.  Use of Proceeds.     The proceeds of the Loan
  hereunder shall be used by the Borrower for its business purposes. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

          Section 2.08. Late Fee. The Borrower shall pay to the Bank a late fee of four (4%) percent of the amount of any payment which is not made within ten (10) days of its respective due date, or, which cannot be debited from its account due to insufficient balance therein on the due date or within three (3) business days thereafter.

          Section 2.09. Unused Line Fee. The Borrower agrees to pay to the Bank from the date hereof, on the first day of each calendar year quarter, an unused line fee at the annual rate per annum of 25/100 (0.25%) percent computed on the basis of the actual number of days elapsed over 360 days on the average daily unused amount of the Commitment Amount. The said fee will be calculated on a quarterly basis in arrears and will be due and payable by Borrower on the first day of quarter during the term of this facility.

          Section 2.10. Cancellation. The Revolving Line of Credit evidenced by this Agreement and the Note may be cancelled by the Borrower at any time provided all sums due hereunder and under the Note are paid in full by the Borrower and further subject to the prepayment provisions set forth in the said Note.

          6                                                    Exhibit 10.1

                                  ARTICLE III
                             CONDITIONS PRECEDENT

          Section 3.01. Conditions Precedent to Initial Loan. The obligation of the Bank to make the initial Loan and all advances contemplated hereunder to the Borrower is subject to the Bank's receipt of the following, satisfactory in form and substance to it and its counsel:

        (a) evidence of all Corporate ("Corporate") action by the Borrower consisting of certified (as of the date of this Agreement) copies of all Corporate action taken by the Borrower, including Certificate of Incorporation and all amendments thereto and Corporate resolutions authorizing the execution, delivery, and performance of the Loan Documents to which it is a party, and each other document to be delivered pursuant to this Agreement, in form and substance satisfactory to the Bank and its counsel; and

          (a)  this Agreement, duly executed by the Borrower;

          (b)     the Note, duly executed by the Borrower;

          (c) a duly executed Revolving Credit Security Agreement of even date herewith (at times, the "Revolving Credit Security Agreement" or "Security Agreement") executed and delivered by the Borrower granting to the Bank a first position security interest in all assets of the Borrower, except real property and other property already subject to purchase money financing lien(s), along with appertaining UCC-1 financing statements, and evidence of the Bank's priority of lien with respect thereto showing no other financing statements or other liens;

          (d)  certificate of good standing with respect to Borrower;

          (e) a duly executed Pledge Agreement of even date herewith (at times, the "Pledge Agreement") made by the Borrower in favor of the Bank, granting to the Bank a security interest in and assignment and pledge of all monies, deposits, or other sums now or hereafter held by the Bank on deposit, in safekeeping, transit or otherwise, at any time credited by or due from Bank to the Borrower, or in which the Borrower shall have an interest; and

          (f) Documentation deemed sufficient by the Bank and its counsel, in their sole discretion, verifying the collateral Assignment to the Bank of a portion of the proceeds of a life insurance policy issued on the life of Leonard A. Rosenbaum, President and CEO of the Borrower, in the amount of Five Hundred Thousand and 00/100 ($500,000.00) Dollars which such policy was issued by Pruco Life Insurance Company of New Jersey (a Stock Company of the Prudential Insurance Company of America), under policy no. _________ (contract date October 14, 2006) and has a face value of Two Million and 00/100 ($2,000,000.00) Dollars; and

        (g) evidence there has been no pending or threatened litigation against the Borrower which would, in the Bank's judgment, have a material adverse effect on the Borrower's ability to perform the obligations hereunder; and

           7                                                   Exhibit 10.1
        (h) Opinion of Borrower's Counsel in form satisfactory to the Bank and its counsel; and

        (i) payment by the Borrower of the fees and expenses of counsel to the Bank; and

        (j) payment by the Borrower to the Bank, at or before closing, of a one time facility fee in the amount of $10,000.00; and

        (k) such other certificate, opinions, documents and instruments confirming or otherwise relating to the transactions contemplated hereby as may reasonably be requested by the Bank; and

        (l) such other documents, and completion of such other matters, as counsel for the Bank may deem necessary or appropriate.

          Section 3.02. Conditions Precedent to Subsequent Advances. The obligation of the Bank to make each advance, including the initial Advance, is further subject to the following conditions precedent:

          (a) the truth and correctness of the representations and covenants contained in Article IV hereof; and

          (b)  there shall have occurred no Event of Default as set forth in
  Article VIII hereof; and

          (c) timely receipt by the Bank of the Notice of Borrowing as provided in Section 2.02; and

          (d) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Bank, would make it illegal or against the policy of any governmental agency or authority for the Bank to make advances hereunder; and

          (e) the representations and warranties contained in Section VI shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing and on the effective date of the making, continuation or conversion of the Loan and any advances hereunder as though made at and as of each such date; and

            The making of each advance shall be deemed to be a representation and warranty by the Borrower on the date of the making of such advance as to the accuracy of the facts referred to in Article 3; and

          (f) evidence of no material adverse change to the financial condition or performance of the Borrower, or to the nature or value of the Collateral; and

          (g) satisfactory evidence that the Bank has been named additional insured and loss payee with respect to the Collateral with respect to insurance policies required by the Security Agreement; and

          8                                                    Exhibit 10.1
          (h) evidence of no pending or threatened litigation against the Borrower which would, in the Bank's judgment, have a material adverse effect on the Borrower's ability to perform the obligations hereunder; and

          (i) such other certificate, opinions, documents and instruments confirming or otherwise relating to the transactions contemplated hereby as may reasonably be requested by the Bank; and

          (j) prior to the closing, Borrower shall open an operating account with the Bank to facilitate the automatic debit provisions of this Loan and the Note. Such account shall be maintained continuously throughout the term of the Loan.


          9                                                    Exhibit 10.1

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Bank as follows:

        Section 4.01.  Corporate Existence and Standing.    Borrower is a
  corporation duly formed, and validly existing under the laws of the State of New York; has the corporate power and authority to own its assets and to transact business in which it is now engaged or proposed to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which failure to so qualify would have a material adverse effect upon its business, operation, property or other condition.

        Section 4.02.  Corporate Power and Authority.   The execution,
  delivery and performance by Borrower of the Loan Documents has been duly authorized by all necessary Corporation action and do not and will not:

          (1)   require any consent or approval of any third party; and

          (2)   contravene the Borrower's Certificate of Incorporation, By-
  Laws; and

          (3) violate in any material respect any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such corporation or LLC; and

          (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected if such default would have a material adverse affect on the business, financial or other condition of Borrower on the ability of the Borrower to perform its obligations hereunder; and

          (5) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by Borrower other than the liens created by the Loan Documents; and

          (6) cause the Borrower to be in default in any material respect under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease or instrument.

        Section 4.03. Legally Enforceable Agreement. Each of this Agreement and the Revolving Credit Note is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower enforceable against the Borrower in accordance with its respective terms.

        Section 4.04. Other Agreements. The Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any restriction which could have a material adverse effect on the ability of Borrower to carry out its obligations under the Loan Documents. Borrower is not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or

         10                                                    Exhibit 10.1

  conditions contained in any agreement or instrument material to its business to which it is a party.

        Section 4.05. Litigation. There is no pending or, to the Borrower's knowledge, threatened action or proceeding against or affecting Borrower or its properties before any court, governmental agency, or arbitrator which, if adversely determined, would, in any case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of Borrower or the ability of Borrower to perform its obligations under the Loan Documents.

        Section 4.06. No Defaults on Outstanding Judgments or Orders. The Borrower has satisfied all judgments and the Borrower is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign having jurisdiction over Borrower or its assets, which, if adversely determined, would in any case or in the aggregate materially adversely affect the financial condition, operations, properties or business of Borrower or the ability of Borrower to perform their obligations under the Loan Documents.

        Section 4.07. Ownership and Liens. Borrower has good and marketable title to, or valid leasehold interests in, all of its properties and assets, real and personal, and none of the properties and assets owned by Borrower and none of their interests are subject to any lien, except as disclosed to the Bank herein.

        Section 4.08.  Financial Statements.   All balance sheets, profit and
  loss statements and other financial information heretofore furnished to the Bank by the Borrower are true, correct and complete and present fairly the financial condition of the Borrower at the dates thereof and for the periods covered thereby, including contingent liabilities of every kind, and such financial conditions have not materially adversely changed since the date of the most recently dated balance sheet of the Borrower heretofore furnished to the Bank.

        Section 4.09.  Operation of Business.   Borrower possesses all
  licenses, permits, franchises, patents, copyrights, trademarks, and trade name, or rights thereto, necessary or desirable to conduct its business substantially as now conducted and as presently proposed to be conducted, and, the Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

        Section 4.10.  Taxes.   Borrower has filed or caused to be filed all
  tax returns (federal, state and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties, are due and owing except those being contested in good faith by appropriate proceedings for which the Borrower has set aside adequate reserves in conformity with GAAP on the books of the Borrower.

        Section 4.11.  Insurance.   The Borrower has in full force and effect
  fire, liability and other forms of insurance policies which are valid, outstanding, and enforceable policies, as to which premiums have been paid currently, are with reputable insurers believed by the Borrower to be financially sound and are, to the Borrower's knowledge, consistent with the practices of similar concerns engaged in substantially similar operations as those currently

         11                                                    Exhibit 10.1
  conducted by the Borrower and in compliance with the requirements of the Loan Documents. There exists no state of facts, and no event has occurred, which might reasonably (i) form the basis for any claim against the Borrower not fully covered by insurance for liability, or (ii) result in any material increase in insurance premiums. Each policy or policies shall name the Bank as lienholder and shall remain continuously in effect throughout the term of the Loan.

        Section 4.12.  The Security Documents.      The provisions of the
  Revolving Credit Security Agreement, when duly executed by the Borrower and UCC-1 financing statements are filed with the Secretary of State of the State of New York are effective to create in favor of the Bank, a legal, valid, perfected and enforceable first position security interest in all right, title, and interest of the Borrower in the Collateral described thereon. No person or entity has on the date hereof or will have subsequent to the date hereof any lien or security interest in or to the Collateral which is, or shall be prior, paramount, superior or equal to the security interest of the Bank unless otherwise provided herein in a separate schedule to be attached to this Agreement and initialed by Borrower and Bank, or as otherwise consented to in writing by Bank.

          In accordance with Article 9 of the Uniform Commercial Code and Revised Article 9 thereof, the Borrower hereby authorizes the Bank to file such financing statements or amendments thereof as may be necessary in the form provided in Article 9 of the Uniform Commercial Code and Revised
  Article 9, and Forms MV 900 with the Department of Motor Vehicles of the State of New York, to perfect the security interests created herein and in the Security Agreement in the collateral described herein and in the
  Security Agreement.   The Borrower agrees to pay all filing fees and all
  other costs and expenses incident to the filing of such statements.

        Section 4.13. Continuing Representations. The representations and warranties contained in Article IV of this Agreement and in any Loan Document executed and delivered in connection herewith shall be deemed to be made by the Borrower on and as of the date of the request for the Revolving Credit loans under this Agreement.

        Section 4.14. Full Disclosure. Neither the financial statements nor any of the Loan Documents or any certificate or written statement furnished by the Borrower to the Bank in connection with the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein and herein not misleading as of the date hereof. There is no fact known to the Borrower which the Borrower have not disclosed to the Bank in writing prior to the date of this Agreement, with respect to the transactions contemplated by the Loan Documents, which materially and adversely affects the condition, financial or otherwise, results of operations, businesses, properties, assets or prospects of the Borrower.

        Section 4.15. Solvency. The Borrower is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and all businesses in which it is about to engage, and now own property having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts. The Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any of the Loan Documents or by the transactions contemplated hereunder or thereunder.

         12                                                    Exhibit 10.1
        Section 4.16. No Defaults. No Event of Default or default exists or would exist after giving effect to the transactions contemplated by this Agreement and the other Loan Documents. The Borrower is not and, after giving effect to such transactions, will not be, in default under any indenture, agreement or other contractual provision.

        Section 4.17.  Compliance with Laws, Etc.   The Borrower is in
  compliance, in all material respects, with all applicable laws, rules, regulations and orders.

        Section 4.18.  Shares.   INTENTIONALLY OMITTED

        Section 4.19. Survival. All of the foregoing representation and warranties shall survive the making of the Revolving Credit and the termination of this Agreement.


         13                                                    Exhibit 10.1
                                   ARTICLE V
                             AFFIRMATIVE COVENANTS

          So long as the Revolving Credit Note or any other obligation hereunder or thereunder shall remain unpaid or the Bank shall have any Commitment under this Agreement, Borrower will:

        Section 5.01. Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the State of New York with all rights, privileges and franchises now enjoyed, and qualify and remain qualified, as a foreign corporate in other jurisdictions in which the failure to so qualify would have a material adverse effect upon its business, operation, property or other condition.

        Section 5.02. Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

        Section 5.03. Maintenance of Properties. Maintain, keep and preserve all of its material properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and make all reasonable repairs, replacements, additions, betterments and improvements thereto.

        Section 5.04. Taxes, Etc. Duly pay and discharge all taxes or other claims which might result in a Lien upon any of its properties except to the extent such items are being appropriately contested in good faith by appropriate proceedings and Borrower have maintained adequate reserves, in accordance with GAAP with respect thereto.

        Section 5.05. Conduct of Business. Continue to engage in a business of the same general type as conducted by it on the date of this Agreement at the same location.

        Section 5.06. Maintenance of Insurance. With respect to its properties, assets and business, maintain and keep in force, insurance reasonably satisfactory to the Bank with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated and operated similar properties, assets or businesses, and as provided in the Loan Documents insuring the Bank as additional insured and loss payee with respect to the Collateral.

        Section 5.07. Compliance with Laws. Comply, in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its respective properties other than those being contested in good faith by appropriate proceedings, for which the Borrower has set aside adequate reserves or other security acceptable to the Bank.

        Section 5.08. Right of Inspection. At any reasonable time and from time to time after notice to an officer of the Borrower, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account

         14                                                    Exhibit 10.1

  of, and visit the properties of the Borrower, and to discuss the affairs, finances, and accounts of the Borrower with the Borrower's accountants.

        Section 5.09. Reporting Requirements. Furnish to the Bank, during the term of the Loan:

          (1) annually, but not later than ninety (90) days after its fiscal year end, audited financial statements for the immediately preceding fiscal period. Such financial statements shall be prepared and certified by an accounting firm reasonably acceptable to the Bank, in its sole and absolute discretion, and shall include the Statement of Financial Position, Statement of Activities and Statement of Cash Flow, together with all appropriate schedules and footnotes, along with comparable prior year financial statements; and

          (2) SEC 10-K reports including audited consolidated fiscal financial statements of the Borrower prepared by a firm or certified public accountants acceptable to the Bank with an unqualified opinion, within ninety (90) days of its fiscal year end; and

          (3) SEC 10-Q quarterly financial statements of the Borrower within sixty (60) days of each quarter end; and

          (4) such other financial information with respect to the Borrower as may be requested by the Bank, from time to time.

    All financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP consistently applied.

          (5) No Default Certificates. Upon request of the Bank at any time and from time to time, a certificate signed by an officer of the Borrower, to the effect that no Event of Default hereunder or under any other agreement to which Borrower is a party or by which it is bound, or by which any of its properties or assets may be affected, and no event which, with the giving of notice of the lapse of time, or both, would constitute such an Event of Default, has occurred; and stating that Borrower are in compliance with all terms and conditions of this Agreement and the Loan Documents.

          (6) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower which, if determined adversely to Borrower could have a material adverse effect on the financial condition, properties, or operations of Borrower.

          (7) Notice of Defaults and Events of Default. As soon as possible and in any event within three (3) business days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto.

          (8) Quarterly Compliance Certificates. At the end of each fiscal quarter during the term of the Loan, a certificate signed by an officer of the Borrower, to the effect that all of the Financial Covenants set forth in Section 5.13 below are being maintained and that no Event of Default exists under such section.

         15                                                    Exhibit 10.1
          (9) General Information. Such other information respecting the conditions or operations, financial or otherwise, of Borrower as the Bank may from time to time reasonably request.

  The above reporting requirements are not mutually exclusive and will be in addition to any and all other requirements and obligations due and owing from the Borrower to the Bank in the event of default.

        Section 5.10.  Subsidiaries.     Not create or permit to exist any
  subsidiary corporation.

        Section 5.11.  Management.     Not change the management of the
  Borrower.

        Section 5.12.  Shares.    intentionally omitted

        Section 5.13. Financial Covenants. Maintain the following financial parameters at all times during this Agreement:

            (a) At all times during the term of the Loan, Borrower shall maintain a minimum Debt Service Coverage Ratio of 1.25:1. For purposes hereof, the term "Debt Service Coverage" shall mean earnings before interest, taxes, depreciation and amortization for the previous twelve month period, divided by the interest expense for the prior
       twelve   (12) month period and aggregate principal payments of loans and capitalized leases scheduled to be paid over the ensuing twelve month period, exclusive of any balloon or maturity balance of the Kidco Realty mortgage and exclusive of the principal balance due at the maturity of this Loan, all of the aforementioned to be determined by generally accepted accounting principles consistently applied; and

            (b) At all times during the term of the Loan Borrower shall maintain a minimum Quick Ratio of 0.75:1. For purposes hereof, the term "Quick Ratio" shall mean the ratio of cash, accounts receivable and costs in excess of billings on uncompleted contracts divided by the total current liabilities of the Borrower plus the amount outstanding under the Loan, to be measured on a quarterly basis, exclusive of any balloon or maturing balance of the Kidco Realty mortgage, all of the aforementioned to be determined by generally accepted accounting principles consistently applied; and

            (c) At all times during the term of the Loan, Borrower shall maintain its primary operating accounts with the Bank; and

            (d)  Maintain adequate working capital for its operations; and

            (e) Not make any capital expenditures or distributions, whether to shareholders or otherwise, except in the ordinary course of business.

        Section 5.14.  Licenses.   Obtain, renew, and maintain all licenses
  and permits necessary for operation of the Borrower's business. Bank shall be given prompt notice of any replacement licenses or permits.


         16                                                    Exhibit 10.1
                                  ARTICLE VI
                              NEGATIVE COVENANTS

          So long as the Revolving Credit Note or any sums thereunder or any other obligation hereunder or thereunder shall remain unpaid, Borrower will not do any of the following without the written consent of the Bank first obtained:

        Section 6.01. Dissolution. Wind-up or dissolve itself or sell, transfer or lease (other than leases in the ordinary course of business) or otherwise dispose of all or a substantial part of its assets. Notwithstanding the foregoing, in the event of its dissolution or liquidation during the term of the Loan, Borrower's obligation(s) to the Bank hereunder shall remain senior and superior to any Certificates of Indebtedness of any of its members.

        Section 6.02.  Indebtedness.

          (ii) Create, incur, assume or suffer to exist any mortgage, lien, security interest, pledge or other encumbrance on any of its property or assets, whether now or hereafter owned or acquired except as such borrowing may be done in its normal business operations and except for Permitted Encumbrances set forth on the "Permitted Encumbrances Schedule" annexed hereto and made a material part hereof, without prior notification to, and written approval from, the Bank.

        Section 6.03. Line of Credit. Enter into or create, incur or otherwise become the beneficiary of, or obligated under, any other line of credit facility whether secured or unsecured.

        Section 6.04. Nature Of Business. Materially change or alter the nature of its business from the nature of the business engaged in by it on the Closing Date.

        Section 6.05. Expenditures. Borrower shall not make capital expenditures in excess of $500,000.00 per each fiscal year.
  Notwithstanding the foregoing, this limitation shall not apply to any capital expenditures made during fiscal year 2007 prior to the closing of this Loan.

        Section 6.06. Dividends. Throughout the term of the Loan, Borrower will not pay out any cash dividends on its common stock.

        Section 6.06. Federal Reserve Regulations. Permit any Revolving Credit or the proceeds of any Revolving Credit under this Agreement to be used for any purpose which violates or is inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

        Section 6.07. Mergers of Acquisitions. Merge with any other entity without the prior written consent of the Bank.

         17                                                    Exhibit 10.1

                                  ARTICLE VII
                                   SECURITY

        Section 7.01. Collateral Security. In order to secure the due payment and performance by the Borrower of all of the Indebtedness of the Borrower to the Bank hereunder and under the Revolving Credit Note, and all other instruments and documents executed and delivered in connection herewith and all other obligations of the Borrower to the Bank, whether now existing or hereafter incurred, the Borrower shall prior to or concurrently with the execution and delivery of this Agreement:

          (1) grant to the Bank a first position security interest in the Collateral (as such term is defined herein and in the Revolving Credit Security Agreement made by the Borrower in favor of the Bank of even date herewith, the "Collateral") by the execution and delivery to the Bank of the Revolving Credit Security Agreement or agreements in form and substance satisfactory to the Bank together with UCC financing statements; and

          (2) deliver to the Bank the Pledge Agreement required hereby granting a security interest in and assignment and pledge of all monies, deposits, or other sums now or hereafter held by the Bank on deposit, in safekeeping, transit or otherwise, at any time credited by or due from Bank to the Borrower, or in which the Borrower shall have an interest as evidenced by the Pledge Agreement of even date herewith made by the Borrower in favor of the Bank; and

          (3)  deliver to the Bank the Pledge Agreement(s);

          (4) deliver to Bank a collateral assignment of a portion of the proceeds of a life insurance policy issued on the life of Leonard A. Rosenbaum, President and CEO of the Borrower, in the amount of Five Hundred Thousand and 00/100 ($500,000.00) Dollars which such policy was issued by Pruco Life Insurance Company of New Jersey (a Stock Company of the Prudential Insurance Company of America), under policy no. _______________ (contract date October 14, 2006) and has a face value of Two Million and 00/100 ($2,000,000.00) Dollars;

          (5) execute and deliver or cause to be executed and delivered such other agreements, instruments and documents as the Bank may reasonably require in order to effectuate the purposes of this Section 7.01 hereof.

        Section 7.02.  Further Assurances.   At any time from time to time,
  upon the request of the Bank, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged such further documents and instruments and to do such other acts and things as the Bank may reasonably request in order to fully effect the purposes of this Agreement, the Revolving Credit Note, the Revolving Credit Security Agreement or any other agreements, instruments or documents delivered pursuant hereto or in connection herewith.

          Section 7.03. Cross-Default and Cross-Collateral. This Revolving Credit facility is cross-defaulted and cross-collateralized with each and every obligation of the Borrower due to the Bank or any successor and/or assignee or parent or subsidiary thereof. .


         18                                                    Exhibit 10.1
                                 ARTICLE VIII
                               EVENTS OF DEFAULT

        Section 8.01.  Events of Default.   If any of the following events
  ("Events of Default") shall occur:

          (1) Borrower fails to pay the principal of, or interest on, the Revolving Credit Loan or the Revolving Credit Note or any advance thereunder when due, or failure of Borrower to have sufficient funds in its account(s) with Bank for loan payments to be debited on the due date thereof, or within three (3) business days thereafter, or if the Borrower fails to pay any amount of any fee, or any other amount due and payable hereunder or under the Loan Documents or otherwise due to the Bank, as and when due and payable;

          (2) if the Borrower fails to pay when due any other part of the Indebtedness or any other amount payable in connection with the Indebtedness or any part thereof; and

          (3) any representation or warranty made or deemed made by or on behalf of Borrower in this Agreement or which is contained in any written instrument, including any certificate, documents, or financial or other statement furnished by or on behalf of Borrower at any time under or in connection with any Loan Documents shall prove to have been false or misleading in any material respect on or as of the date made or deemed made;

          (4) Borrower shall fail to perform or observe any other term, covenant, or agreement contained in this Agreement or any loan document to which it is a party on its part to be performed or observed;

          (5) Borrower shall fail to perform any term, condition or covenant of the Revolving Credit Note, the Revolving Credit Security Agreement and any other Loan Documents of even date herewith and executed in connection herewith, or any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or other instrument or agreement in connection with the borrowing of money or the obtaining of advances or credit to which it is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument"), or that, as a result of any such failure to perform (regardless of the satisfaction of any requirement for the giving of appropriate notice thereof or the lapse of time), the indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable;

          (6) any event or condition referred to any Debt Instrument shall occur or fail to occur, so that, as a result thereof (regardless of the satisfaction of any requirement for the giving of appropriate notice thereof or the lapse of time), the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable;

          (7) any Indebtedness included in any Debt Instrument or secured or covered thereby is not paid when due, after giving effect to any applicable grace period provided for in the documentation relating to such Indebtedness;

         19                                                    Exhibit 10.1
          (8) the occurrence of an Event of Default as defined in any of the Loan Documents, including, without limitation, the Revolving Credit Security Agreement;

          (9) an order for relief under the United States Bankruptcy Code as now or hereafter in effect, shall be entered against Borrower; or Borrower shall become insolvent, generally fail to pay its debts as they become due, make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for the appointment of a receiver or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against Borrower, which remains undismissed for a period of sixty (60) days or more; or Borrower by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a receiver of or any trustee for it or any substantial part of any of its properties, or shall suffer any such receivership or trusteeship to continue undischarged for a period of forty-five (45) days or more;

          (10) any judgment, Federal, State or municipal tax lien entered exceeding $10,000.00 against Borrower, or any attachment, levy or execution exceeding $10,000.00 against any of their respective properties for any amount shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty (60) days or more;

          (11) the Bank shall have determined, in its reasonable business judgment, that one or more conditions exist or events have occurred which has resulted in a material adverse change in the business, properties or financial condition of Borrower;

          (12) dissolution, whether voluntary or involuntary, of the Borrower or a change in composition of the Borrower;

          (13) the happening of any event which, in the judgment of the Bank, materially adversely affects: (i) the ability of the Borrower to repay the Note; or (ii) the aggregate value of the collateral used to secure the Note;

          (14) for any reason any Loan Document ceases to be in full force and effect or any lien or any collateral purported to be created by any Loan Document ceases to be or is not a valid and perfected lien to the extent and with the priority contemplated thereby or thereby, and no substitute collateral acceptable to the Bank, in its sole and exclusive discretion, is put in place within thirty (30) days;

          (15) formal charges under Federal or State law shall be filed against Borrower for which forfeiture is a potential penalty;

          (16) failure to provide any financial information on request or permit an examination of books and records;

          (17) failure to pay any amount on this or any other obligation owed to the Bank by Borrower or any other related entity;

         20                                                    Exhibit 10.1
          (18) failure of the Borrower to utilize the Bank as its/their primary bank and to maintain all relevant accounts at the Bank during the term hereof;

        then, and in any such event, the Bank may, upon five (5) days prior written notice to the Borrower, declare the Revolving Credit Note, all interest thereon, all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Revolving Credit Note, all such interest, and all such amounts payable hereunder or under the other Loan Documents shall become and be forthwith due and payable, without notice, presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower. Bank may exercise any and all remedies available whether under this Agreement, by law, or otherwise.

        Notwithstanding the foregoing, upon the occurrence of an Event of Default as set forth in (9) above, all interest thereon, all other amounts payable under this Agreement or under the Loan Documents shall automatically become due and payable.

        The provisions of this Article VIII are in addition to any provision in any loan document. In the event of any conflict between the provisions of this Article VIII and any provision of any loan document, the provisions more restrictive to Borrower shall apply.


         21                                                    Exhibit 10.1
                                  ARTICLE IX
                                 MISCELLANEOUS

        Section 9.01.  Entire Agreement; Amendments, etc.    This Agreement
  and the other Loan Documents constitute the entire agreement among the parties hereto and thereto as to the subject matter hereof and thereof and supersede any previous agreement, oral or written, as to such subject matter. No amendment, modification, termination, or waiver of any loan document, nor shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        Section 9.02. Notices, etc. All notices and other communications provided for under this Agreement and under the other Loan Documents shall be in writing (including telefax communication) and mailed, telegraphed, telefaxed or sent by recognized overnight delivery service, to the address set forth above, or, at such other address as shall be designated by such party in a written notice to the other party complying as to deliver with the terms of this Section. All such notices and communications shall, if telefaxed or delivered by hand, be effective when received, or if mailed, three days after deposited in the mails addressed as aforesaid; provided, however that notices to the Bank shall not be effective until received by the Bank.

        Section 9.03. No Waiver; Remedies. No failure on the part of the Bank to exercise, no delay in exercising any right, power, or remedy under any right shall operate as a waiver thereof. The remedies provided in the Loan Documents are cumulative of each other and not exclusive of any remedies provided by law. No modification or waiver of any provision of this Agreement, or of the Revolving Credit Note, nor consent to departure by the Borrower from any provisions hereof or thereof, shall be effective unless the same shall be given in writing from the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. No notice to the Borrower shall entitle the Borrower to any other or further notice in other or similar circumstances unless expressly provided for herein. No course of dealing between the Borrower and the Bank shall operate as a waiver of any of the rights of the Bank under this Agreement.

        Section 9.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any rights under any loan document without the prior written consent of the Bank. The Bank reserves the right to sell participations in or to sell and assign the Revolving Credit Note and Agreements and all other Loan Documents to such Banks, lending institutions or other parties as it may choose without the consent of Borrower.

        Section 9.05. Costs, Expenses, and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank and all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and

         22                                                    Exhibit 10.1
  recording of any of the Loan Documents and other documents to be delivered under any such Loan Documents, and shall save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or the omission to pay such taxes and fees.

        Section 9.06.  Regulatory Changes; Additional Fees.   If any
  Regulatory Change shall either (i) impose, modify or deem applicable or result in the application of, any reserve, special deposit, capital maintenance, capital ratio or similar requirement against loans or loan commitments made by the Bank or against any other extensions of credit or commitments to extend credit or other assets of or any deposits or other liabilities taken or entered into by the Bank or (ii) impose on the Bank any other condition regarding this Agreement or the Bank's Commitment, and the result of any event referred to in clause (i) and (ii) above shall be to increase the cost to the Bank of making or maintaining, or to impose upon the Bank or increasing any capital requirement applicable as a result of the making or maintenance of, the Bank's Commitment or the obligation of the Borrower hereunder to reduce the amounts receivable by the Bank hereunder (which increase in cost or increase in (or imposition of) capital requirements or reduction in amounts receivable may be determined by the Bank's reasonable allocation of the aggregate of such cost increases, capital increases or impositions or reductions in amounts receivable resulting from such events) then, upon demand by the Bank, the Borrower shall within five (5) business days after notice pay to the Bank from the time as specified by the Bank, additional fees which shall be sufficient to compensate the Bank for such increased costs or increase in (imposition of) capital requirements or reduction in amounts receivable by the Bank from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the rate provided in this Agreement.

  Upon the occurrence of any event referred to in clause (i) or (ii) above, a certificate setting forth in reasonable detail the increased cost, reduction in amounts receivable or amounts necessary to compensate the Bank as a result of an increase in (or imposition of) capital requirements shall be submitted by such Bank to the Borrower. Determinations by the Bank for purposes of this Section 9.06 of the effect of any Regulatory Change on its costs of making or maintaining loans hereunder or on amounts receivable by it in respect of loans hereunder, and of the additional amounts required to compensate such Bank in respect of any additional costs, shall be deemed presumptive evidence of all such amounts absent manifest error.

        Section 9.07.  Right of Setoff.   Upon the occurrence and during the
  continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) monies, securities or other properties of Borrower, and the proceeds thereof, now or hereafter held or received by or in transmit to the Bank from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Bank's Revolving Credit Note or any other loan document, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Revolving Credit Note or such other loan document and although such obligations may be unmatured. This provision is in addition to and not in limitation of any right of the Bank by statute or common law.

         23                                                    Exhibit 10.1
        Section 9.08. Choice of Law; Construction. The Loan Documents (other than those containing a contrary express choice of law provision) shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of New York. If any provision of the Loan Documents shall be or become unenforceable or illegal under any law, the other provisions shall remain in full force and effect.

        Section 9.09.  Consent to Jurisdiction.

          (1) The Borrower hereby irrevocably submits to the exclusive jurisdiction of the New York State court sitting in Suffolk County or the United States District Court sitting in the Eastern District of New York or in any action or proceeding arising out of or relating to any Loan Documents and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such a court or the fact that such court is an inconvenient forum.

          (2) The Borrower irrevocably and unconditionally consents to the service of process in any such action or proceeding in any of the aforesaid courts by service effectuated in accordance with applicable law.

        Section 9.10. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

        Section 9.11. Limited Role of Bank. The relationship between the Borrower and the Bank shall be solely that of Borrower and Bank, respectively. The Bank shall not have any fiduciary responsibilities to the Borrower and no joint venture exists between the Borrower and the Bank. The Borrower and the Bank hereby severally acknowledge that there are no representations, warranties, covenants, undertakings or agreements by the parties hereto as to the Loan Documents, except as specifically provided herein and therein.

        Section 9.12. Severability of Provisions. Any provision of any loan document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such loan document or affecting the validity or enforceability of such provision in any other jurisdiction.

        Section 9.13. Interest. Anything in this Agreement or in the Revolving Credit Note to the contrary notwithstanding, the Bank shall not charge, take or receive, and the Borrower shall not be obligated to pay, interest in excess of the maximum rate from time to time permitted by applicable law.

        Section 9.14.  Custodian.    Upon the occurrence of any Event of
  Default, the Bank may at any time and from time to time, employ and maintain a custodian selected by the Bank, who shall have authority to enter upon the premises of the Borrower for the purposes

         24                                                    Exhibit 10.1
  of protecting the Bank's interest in the collateral and who shall have authority to take such steps as the Bank deems necessary to protect the collateral, at the cost of the Borrower.

        Section 9.15. Attorney's Fees. Borrower shall pay all costs and expenses of the Bank in connection with the enforcement of this Agreement or the collection of any amounts due to Bank hereunder or under the Loan Documents, including but not limited to the Bank's attorney's fees. Borrower shall pay such amounts regardless of whether an action is commenced and whether or not in the court of original jurisdiction, appellate court, bankruptcy court or otherwise.

        Section 9.16. Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for convenience and reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

        Section 9.17. Release. Borrower acknowledges that it has no claims or causes of action against the Bank and hereby releases the Bank from any and all claims or causes of action which may exist as of the date hereof.

         25                                                    Exhibit 10.1

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                                  CVD EQUIPMENT CORPORATION,
                                                  a New York corporation
                                                  Borrower


                                          By:
        LEONARD A. ROSENBAUM,
        President and CEO


                                          By:
        GLEN CHARLES,
        Secretary and Chief Financial Officer


                                                  NORTH FORK BANK


                                          By:
                                                  STEVEN E. RATNER,
                                                  Senior Vice President

         26                                                    Exhibit 10.1
  State of New York       )
        ) : ss.:
  County of Suffolk       )


        On June 1, 2007, before me, the undersigned, personally appeared LEONARD A. ROSENBAUM personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed same in his capacity, and that by his signature in the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                  _____________________________
                  Notary Public


  State of New York       )
        ) : ss.:
  County of Suffolk       )


        On June 1, 2007, before me, the undersigned, personally appeared GLEN CHARLES personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed same in his capacity, and that by his signature in the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                  _____________________________
                  Notary Public



  State of New York       )
        ) : ss.:
  County of Suffolk       )


        On June 1, 2007, before me, the undersigned, personally appeared STEVEN E. RATNER personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed same in his capacity, and that by his signature in the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                  _____________________________
                  Notary Public

         27                                                    Exhibit 10.1
                        Permitted Encumbrances Schedule

  Permitted Encumbrances shall mean: (a) liens expressly permitted and consented to in writing by the Bank; (b) liens of local or state authorities for franchise or other like taxes, provided that the aggregate amounts of such liens shall not exceed $10,000.00 in the aggregate at any one time; (c) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens and for which the Borrower has deposited with the Bank an amount sufficient to pay such amount in full in the event the Borrower does not prevail) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Borrower in accordance with GAAP; (d) liens granted the Bank by Borrower; (e) tax liens which are not yet due and payable; and (f) the security interests evidenced by the following UCC financing statements, to wit:

  1) Lien of North Fork Bank evidenced by UCC financing statement number 109272 filed on May 28, 1997 with the New York State Department of State; and

  2) Lien of GE Capital Public Finance, Inc. evidenced by UCC financing statement number 056629 on March 11, 2002 with the New York State Department of State; and

  3) Lien of GE Capital Public Finance, Inc. evidenced by UCC financing statement number 056641 on March 11, 2002 with the New York State Department of State; and

  4) Lien of Town of Islip Industrial Development Agency and GE Capital Public Finance, Inc. evidenced by UCC financing statement number 063580 on March 19, 2002 with the New York State Department of State; and

  5) Lien of North Fork Equipment Leasing evidenced by UCC financing statement number 200211202607364 on November 20, 2002 with the New York State Department of State; and

  6) Lien of North Fork Bank evidenced by UCC financing statement number 200703275327485 filed on March 27, 2007 with the New York State Department of State.


         28                                                    Exhibit 10.1

                                  Exhibit "B"

  REQUEST FOR ADVANCE

  To:       North Fork Bank
            275 Broadhollow Road
            Melville, New York 11747
            Attn:  Steven Ratner, SVP or Gerard Waters, VP

  Request for Advance pursuant to Revolving Line of Credit Note ("Note") between CVD EQUIPMENT CORPORATION ("Borrower") and North Fork Bank ("Lender") dated June 1, 2007, made by Borrower to North Fork Bank.

  Pursuant to the Note, the Borrower hereby requests the Bank make an advance
  in the amount of __________________________($            ) Dollars on
  __________________, crediting Account No. ________________, which amount shall be absolutely due and owing under the terms of the Note.

  Interest Rate Option:
        [ ] Prime     or    [ ] LIBOR

  If LIBOR, the duration of the Interest Rate Period applicable to this advance shall be:
        [ ] one month...or...[ ] two months...or...[ ] three months

  If this is a renewal:
   The renewal date is ____________________________.
   The amount of the Loan to be renewed is ___________________($          ).

   The duration of the Interest Period applicable to this renewal is:

       [ ] one month...or...[ ] two months...or...[ ] three months

                 OR

   Convert $___________________________ loan to Prime

  In connection with this request for advance or renewal, the Borrower hereby certifies to the Bank that:
    1) The representations and warranties contained in the Note and the Revolving Credit Agreement dated June 1, 2007 between the Borrower and Lender ("RCLA") are true and accurate in all material respects on and as of the date hereof as though made on and as of such date;
    2) No Default or Event of Default as defined in the Note and/or RCLA has occurred and is continuing, or would result from such advance; and
    3) The Note and the RCLA, inclusive of the amount of the requested advance or renewal, are valid and binding obligations of the Borrower, each enforceable in accordance with its respective terms.

  Dated: __________________

                               By:____________________________
                                    LEONARD A. ROSENBAUM,
                                    President